                                                                    EXHIBIT 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of General Cigar Holdings, Inc. of our report dated March 21, 1997 relating to the financial statements of Villazon & Company, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP



PRICE WATERHOUSE LLP



Tampa, Florida



May 1, 1997